Exhibit 99.2

XING GROUP

COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2015 and 2014

Exhibit 99.2  --  Page 1

INDEPENDENT AUDITORS' REPORT

To the Members of
Xing Group

We have audited the accompanying combined financial statements of Xing Group, including the combined balance sheets as of December 31, 2015 and 2014, and the related statements of income and changes in members' deficit and cash flows for the years then ended, and the related notes to the combined financial statements.

Management's Responsibility for the Combined Financial Statement

Management is responsible for the preparation and fair presentation of the combined ﬁnancial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the combined ﬁnancial statements that is free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these combined ﬁnancial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the combined ﬁnancial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined ﬁnancial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the combined ﬁnancial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the combined ﬁnancial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of signiﬁcant accounting estimates made by management, as well as evaluating the overall presentation of the combined ﬁnancial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above presents fairly, in all material respects, the ﬁnancial position of Xing Group as of December 31, 2015 and 2014, in accordance with accounting principles generally accepted in the United States of America.

/s/ Accell Audit and Compliance, P.A.
Tampa, Florida
September 6, 2016

Exhibit 99.2  --  Page 2

XING GROUP
COMBINED BALANCE SHEETS

December 31, 2015 and 2014

	2015	2014
ASSETS
Current assets
Cash	$400	$246,593
Accounts receivable, net	3,095,621	3,178,752
Prepaid expenses	131,793	58,564
Inventory	4,150,443	4,338,951
Total current assets	7,378,257	7,822,860

Property and equipment, net	4,034,876	3,832,753
Deposits	1,750	1,750
TOTAL ASSETS	$11,414,883	$11,657,363

LIABILITIES AND MEMBERS' DEFICIT
Current liabilities
Accounts payable and accrued liabilities	$1,915,195	$2,482,802
Current portion of note payable	100,019	103,724
Current portion of capital lease obligations	129,155	63,193
Due to related parties	4,650,000	4,150,000
Line of credit	19,470,000	20,470,000
Total current liabilities	26,264,369	27,269,719

Note payable, net of current portion	2,129,493	2,205,318
Capital lease obligation, net of current portion	66,387	-
Total liabilities	28,460,249	29,475,037

Members' deficit	(17,045,366)	(17,817,674)
TOTAL LIABILITIES AND MEMBERS' DEFICIT	$11,414,883	$11,657,363

See accompanying notes to the combined financial statements and Independent Auditors' Report

Exhibit 99.2  --  Page 3

XING GROUP
COMBINED STATEMENTS OF INCOME AND CHANGES IN MEMBERS' DEFICIT

December 31, 2015 and 2014

	2015	2014

Revenues, net	$43,316,772	$40,163,661

Cost of revenues	33,682,086	31,302,068
Gross profit	9,634,686	8,861,593

Operating expenses
Wages and benefits	5,937,645	5,362,210
General and administrative	2,538,422	2,406,771
Total operating expenses	8,476,067	7,768,981

Income from operations	1,158,619	1,092,612

Other income (expense)
Interest expense	(937,847)	(984,292)
Other income	551,536	137,449
Other expense	-	(23,089)
Total other expense	(386,311)	(869,932)

Net Income	772,308	222,680

Members' deficit, beginning of period	(17,817,674)	(18,040,354)

Members' deficit, end of period	$(17,045,366)	$(17,817,674)

See accompanying notes to the combined financial statements and Independent Auditors' Report

Exhibit 99.2  --  Page 4

XING GROUP
COMBINED STATEMENTS OF CASH FLOWS

December 31, 2015 and 2014

	2015	2014
Cash Flows from Operating Activities
Net income	$772,308	$222,680
Adjustments to reconcile net income to net cash from operations
Depreciation and amortization	430,989	375,651
Gain on the sale of property and equipment	(71,022)	(5,500)
Change in working capital
Accounts receivable, net	83,131	(315,674)
Prepaid expenses	(73,229)	68,793
Inventory	188,508	(732,449)
Deposits	-	(1,750)
Accounts payable and accrued liabilities	(567,607)	(599,272)
Net cash from operating activities	763,078	(987,521)

Cash flows from investing activities
Purchases of property and equipment	(329,380)	(311,785)

Cash flows from financing activities
Activity in due to related parties, net	500,000	1,150,000
Activity on line of credit, net	(1,000,000)	500,000
Payments on note payable	(79,530)	(75,987)
Payments on capital lease obligations	(100,361)	(28,514)
Net cash from financing activities	(679,891)	1,545,499

Net increase in cash	(246,193)	246,193
Cash at beginning of period	246,593	400
Cash at end of period	$400	$246,593

SUPPLEMENTAL CASH FLOW DISCLOSURE:
Cash paid for interest	$937,847	$984,292

NON-CASH INVESTING AND FINANCING ACTIVITES:
Assets acquired under capital leases	$228,080	$91,707

See accompanying notes to the combined financial statements and Independent Auditors' Report

Exhibit 99.2  --  Page 5

XING GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS

December 31, 2015 and 2014

Note 1 - Organization and Nature of Business

Principles of Combination: The combined financial statements present the combined financial position and the combined results of operations of New Age Beverages, LLC, Aspen Pure, LLC, New Age Properties, LLC and Xing Beverage, LLC, collectively (the "Companies" or "Xing").  All significant intercompany transactions and balances have been eliminated in the combined financial statements.

Nature of Operations: The Companies were formed under the laws of the State of Colorado on various dates from 2002 to 2007.  The Companies manufacture, market and sell a portfolio of Healthy Functional Beverages including XingTea®, an all-natural, non-GMO, non-HFCS premium Ready to Drink (RTD) Tea, Aspen Pure®, an artesian-well, naturally-high PH balanced, source water from the Colorado Rocky Mountains, and XingEnergy®, an all-natural, vitamin-enriched, non-GMO and Non-HFCS Energy Drink.  The portfolio of brands is distributed through the Companies own Direct Store Distribution (DSD) network in Colorado and surrounding states, throughout the United States both direct to major retailers and through its network of DSD partners, and in 10 countries around the world.  The brands are sold in all channels of distribution including Hypermarkets, Supermarkets, Pharmacies, Convenience, Gas and other outlets.

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation: The accompanying combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP").  The summary of significant accounting policies presented below is designed to assist in understanding the Companies combined financial statements. The combined financial statements and accompanying notes are the representations of the Companies management, who is responsible for their integrity and objectivity.

Revenue Recognition:  The Companies recognize revenue on product sales only when all of the following criteria have been met:

•	Persuasive evidence of an arrangement exists;
•	Delivery has occurred or services have been rendered;
•	The fee for the arrangement is fixed or determinable; and
•	Collectability is reasonably assured.

Use of Estimates: The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and accompanying notes.  Actual results could differ from those estimates and assumptions.  The Companies significant estimates relate to the allowance for doubtful accounts, depreciation and amortization periods related to long-lived assets, evaluation of impairment of long-lived assets, and sales return reserve.

Cash and Cash Equivalents: The Companies consider all highly liquid instruments with maturities of three months or less when purchased to be cash equivalents.

Exhibit 99.2  --  Page 6

XING GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS

December 31, 2015 and 2014

Cash Concentration: The Companies maintain their cash and cash equivalents in bank depository accounts with major financial institutions. At times, cash balances may exceed insurance limits provided by the Federal Deposit Insurance Corporation.  The Companies do not believe the concentration is subject to any unusual financial risk beyond the normal risk associated with commercial banking.

Concentrations: Financial instruments that potentially subject the Companies to concentrations of credit risk consist primarily of accounts receivable.  The Companies manage credit risk through credit evaluations and monitoring procedures, and generally does not require collateral or other security on accounts receivable.

From time to time, the Companies have certain customers whose revenue individually represented 10% or more of the Companies total revenue, or whose accounts receivable balances individually represented 10% or more of the Companies total accounts receivable.

For the years ended December 31, 2015 and 2014, no individual customer exceeded 10% of net revenues.

At December 31, 2015 and 2014, one customer accounted for 17% and 11%, respectively, of accounts receivable, net.

Accounts Receivable: Accounts receivable consists of amounts billed to customers under normal trade terms.  Management determines when accounts are past due on the contractual terms of the sale or from payment history on the account.  Historically, the Companies have had minimal write-offs.  As of December 31, 2015 and 2014, the Companies allowance for doubtful accounts was $15,561 and $30,000.

Inventory: Inventory consists of raw materials, bulk packaging and finished goods.  Finished goods consist of products purchased from third parties, ready for distribution and Xing products packaged by co-packing facilities. The cost elements of the Xing products consist of raw materials and fees charged by the co-packing facilities.  Costs are derived utilizing the first-in, first out method and are stated at the lower of cost or market.  Write-downs are recorded if the net realizable value falls below cost and provides for slow moving or obsolete inventory.

Property and Equipment: Property and equipment is recorded at cost.  Depreciation is provided using the straight-line method over the estimated useful lives of the assets.

Useful Life
Building and improvements	39 Years
Equipment	5-7 Years
Vehicles	5 Years
Furniture and office equipment	5-7 Years
Computer and software	3 Years

Repairs and maintenance expenditures not anticipated to extend asset lives and/or productive functionality are expensed as incurred. Upon retirement or disposal, the asset's carrying value and related accumulated depreciation or amortization are eliminated with a corresponding gain or loss recorded from operations.

Exhibit 99.2  --  Page 7

XING GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS

December 31, 2015 and 2014

Long-Lived Assets: The Companies periodically assesses whether there has been impairment in the value of its long-lived assets whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount to the undiscounted future net cash flows, expected to be generated by the asset. If such assets are deemed to be impaired, the amount of impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair market value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair market value, less costs to sell the Assets.

Fair Value of Financial Instruments: The Companies have determined that the carrying value of the Companies cash, accounts receivable and accounts payable and accrued expenses as of December 31, 2015 and 2014 approximate fair value due to their short maturities.  The Companies debt bear market rates of interest.

Income Taxes: The Companies are limited liability companies which are treated as partnerships under the provisions of the Internal Revenue Code. Income and losses are passed through to the members and, accordingly, there is no provision for federal income taxes. Management has evaluated tax positions in accordance with Financial Accounting Standards Board Accounting Standards Codification ("FASB ASC") 740, Income Taxes, and has not identified any tax positions, other than electing to be taxed as a pass through entity, that require disclosure.

The Companies' federal and state income tax returns are subject to examination by the Internal Revenue Service, generally for three years after the tax returns were filed.

Advertising:  Advertising costs are expensed as incurred.  For the years ended December 31, 2015 and 2014, the Companies incurred minimal advertising costs.

Shipping and handling: The Companies utilize both internally owned and operated vehicles and third party transport companies to deliver their product.  Third party shipping and handling costs incurred during the years ended December 31, 2015 and 2014 were $1,815,822 and $1,748,285, respectively, and is included in Cost of Revenues in the accompanying combined statements of income.

Note 3 – Inventory

As of December 31, 2015 and 2014, inventory consisted of the following:

	2015	2014

Finished goods	$3,284,056	$3,265,481
Raw materials	866,387	1,073,470
	$4,150,443	$4,338,951

Exhibit 99.2  --  Page 8

XING GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS

December 31, 2015 and 2014

Note 4 – Property and Equipment

As of December 31, 2015 and 2014, property and equipment consisted of the following:

	2015	2014

Building and improvements	$3,314,927	$3,314,927
Equipment	1,447,118	1,291,497
Vehicles	1,274,629	1,022,161
Furniture and office equipment	907,391	783,935
Computer and software	225,445	225,445
Total property and equipment	7,169,510	6,637,965
Less: accumulated depreciation	(3,134,634)	(2,805,212)
Property and equipment, net	$4,034,876	$3,832,753

Depreciation expense was $430,989 and $375,651 for the years ended December 31, 2015 and 2014, respectively, and is included in "General and administrative" expenses in the accompanying combined statements of income.

Note 5 – Line of Credit

In 2011, the Companies entered into two revolving lines of credit with a financial institution.  The lines of credit bear interest at the Prime Rate, but no less than 4% per annum (4% at December 31, 2015 and 2014).  The lines of credit mature on June 15, 2016 and are guaranteed by a member of the Companies.  The lines of credit were paid in full during 2016.

Note 6 – Notes Payable and Capital Leases

In October 2013, the Companies borrowed $2,400,000 from a financial institution at an interest rate of 4.53%. The loan is secured by a deed of trust, is payable in monthly installments of principal and interest of $15,269 and a balloon payment of $1,998,985 and matures in October 2018.  The loan was paid in full during 2016.

The Companies also entered into various capital leases between 2013 and 2015, with various interest rates and maturities through August 2019.  Monthly lease payments range from $334 to $2,476.

Year Ended December 31,	Notes Payable	Capital Leases
2016	$183,231	$133,208
2017	183,231	30,475
2018	2,136,408	28,288
2019	-	11,568
Total minimum payments	2,502,870	203,539
Less amounts representing interest	273,358	7,997
Present value of minumum payments	2,229,512	195,542
Less current portion	100,019	129,155
Long-term portion	$2,129,493	$66,387

Exhibit 99.2  --  Page 9

XING GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS

December 31, 2015 and 2014

Note 7 – Related party

The Companies have entered into short-term operating advances with related parties. These advances bear no interest and are due on demand.  The balances due as December 31, 2015 and 2014 were $4,650,000 and $4,150,000, respectively.  The loans were paid in full during 2016.

Note 8 - Commitments And Contingencies

Leases:  The Companies lease a warehouse facility in Colorado which expires in August 2017 with monthly rental payments ranging from $9,000 to $11,000 over the lease term.  The Companies have an option to extend the lease for two additional three-year lease periods.  The lease contains minimum rent escalation clauses at various intervals, resulting in minimal differences between the monthly rental payments and rent expense determined on a straight-line basis over the life of the lease. The Companies are also responsible for its share of landlord's operating expenses.

As of December 31, 2015, the future minimum rental payments under the non-cancelable operating lease obligation is as follows:

Year Ended December 31,
2016	$128,000
2017	88,000
$216,000

Total rent expense for the years ended December 31, 2015 and 2014 was $170,000 and $155,500, respectively.

Litigation, Claims and Assessments:  From time to time, the Companies are subject to various litigation and other claims in the normal course of business. The Companies establish liabilities in connection with legal actions that management deems to be probable and estimable. No amounts have been accrued in the combined financial statements with respect to any matters.

Note 9 - Subsequent Events

The Companies have evaluated subsequent events through September 6, 2016, the date the combined financial statements were available to be issued and has determined the following subsequent events require disclosure in the combined financial statements:

On June 30, 2016, the Companies were acquired by New Age Beverages Corporation for a total purchase consideration of $19,995,000 paid to the members, which consisted of $8,500,000 in cash, a note payable for $4,500,000 and 4,353,915 shares of common stock.  The common stock received was valued at $1.61 per share, which was the volume weighted average closing stock for the thirty days preceding the acquisition.

Exhibit 99.2  --  Page 10